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                                                                    Exhibit 99.2
James H. Hance
Vice Chairman and Chief Financial officer
Bank of America
Investor Day
November 28, 2001

The Financial Picture
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     Good afternoon. Most of you know me, and I know most of you - but I'll go ahead and introduce myself. I'm Jim Hance, and I'm the speaker you have all been waiting for - the last speaker.

     Ken Lewis began this morning with his vision for the company. During the day, the management team described the work we've been doing to make that vision a reality.

     You've heard about actions we've taken to improve risk management and to re-engineer our businesses to provide productivity gains, and to enhance customer satisfaction.

     Our management team has shown you how they are capitalizing on the advantages and the opportunities they see in their businesses, . . . And the growth in revenues, earnings and SVA those efforts should deliver over time.

     Now, . . . I'd like to bring it all together, and discuss how these efforts, combined with the financial disciplines I'll outline, will generate superior performance for Bank of America over the long term.

Today, the huge potential of our franchise is increasingly being realized.

     Despite the economic downturn, we have grown revenue and core earnings at impressive levels.

Three of our four business segments have achieved remarkable revenue growth over the past year, considering the environment.

     And we have every reason to expect this growth to continue.

     As you've been hearing, we are focusing as never before on gaining more customers, and on earning more from each customer relationship.

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     At the same time, we have taken steps to eliminate the disruptions and surprises that have led to disappointments in the past.

     We think it all adds up to a compelling story for investors.

     We like our business model.
     We feel it positions us to grow and to take full advantage of our premium franchise, in any economic circumstances.
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     Our non-market related businesses, contributing by far the larger share of revenue, provide a continuous, annuity-like income stream.

     You can see that the acceleration of revenue growth has been both steady and steep this year.

     This acceleration has been driven by a steady climb in service charges, card income, and mortgage banking fees, again providing evidence that our growth initiatives are bearing fruit.

     By contrast, our market-related businesses have clearly been impacted by the economic downturn. But they are well-positioned for rapid growth when the expected market upswing takes place.

     We believe the growth we're seeing in our traditional banking businesses will combine with the more rapid growth we anticipate from our market-related businesses to create a very attractive revenue picture over time.

     This increased revenue growth will be the foundation for the enhanced overall financial performance we are working to create.

     Financial strength is another factor that will help us as we continue to bring out the value of our franchise.

     An abundant after-tax cash flow (on an operating basis) of $12 billion gives us plenty of options, which I'll explore with you in a few minutes.

     Total shareholders' equity is the second largest of any financial institution at $50 billion.
     Our Tier 1 capital ratio is the highest in years.
     As Amy Brinkley described, our allowance for credit losses is strong at $6.7 billion.

We can also count on good liquidity, with a loan-to-deposit ratio of 94 percent. Finally, our double-A credit rating provides a definite funding advantage.

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     The bottom line: We have the resources to deal effectively with problems -
and to take advantage of any opportunities - that may come our way.

     Another important ingredient is a new, integrated planning process, introduced this year.
     We now link financial and strategic planning together more closely and can better map our long-term goals, along with all the mileposts and initiatives necessary to get us there.

     The goals and tactics in the Hoshin plan serve as the basis for three-year financial plans, which are updated annually.
     A more detailed one-year operating plan is developed each year.

     As you have heard, these plans also incorporate a more integrated approach to managing risk - including all aspects of credit, market and operational risk-along with specific risk mitigation strategies.

Associate or human resource planning also is a key component of the process.

     We understand that our success will depend on our ability to put in front of our customers skilled associates, ready and armed with the best information, tools and technology.

     Each business unit follows this planning process, and their plans are then integrated into a unified corporate plan.

     We believe the process will promote more consistent and predictable earnings growth and higher returns, which ultimately benefit shareholders.

     Let's now focus on the key factors that will influence our performance - the levers, if you will, that we'll be using to move our company farther down the road.

     Our goals are: earnings per share growth of 10 percent or more annually, double-digit annual increases in SVA, and a premium stock price.

The levers are:

o        Revenue growth,
o        Operating leverage,
o        Superior risk management,
o        Shareholder value added discipline, and
o        Capital management.




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     As I said, we see sustained organic revenue growth as the foundation for all we want to achieve.
     Our long-term goal is average annual revenue growth of 6 to 9 percent.
     We cannot foresee the effects the economy may have on our businesses, or how the passage of time will affect our estimates.
     So, some years that figure will be higher and some years it will be lower, as the business cycle rises and falls.
     These numbers on the slide are not a forecast, but realistic goals for the company in the next 3, 4 or 5 years -given reasonably favorable conditions and no major changes in business mix.

     Here you see the relative revenue growth contributions we anticipate from our core business units, based on the strategies you have heard about today.

o Consumer banking is mature, powerful and gaining momentum. Combined with Commercial banking, we expect this business segment to grow revenue consistently at a rate of 5 to 7 percent over the long term.

o Our Global Corporate and Investment Bank, on the other hand, is young and hungry. It has only just begun to leverage its relationships with more than 90 percent of the Fortune 500.

         Unlike some of our competitors, we have a balance sheet, and we will use it when it makes sense to do so. Once it has reached optimum balance sheet size, GCIB should generate revenue growth of 10 to 12 percent.

o The Asset Management Group should grow revenue even faster, at 15 to 20 percent.

     As for Equity Investments, we aim to grow revenue by more than 20 percent, even as we limit total investments to 15 percent of capital.

     Imbedded in the revenue growth goals is an earning asset growth of 3-4 percent, off a base of $560 billion, and a continuing margin increase due to a shift in portfolio mix toward consumer and away from corporate credits.

     The key to our total corporate performance, then, is our unique business mix, which gives us the opportunity to provide both significant growth and steady earnings.

     Another of the levers we'll be using is positive operating leverage. This is perhaps the biggest change our company is undergoing.

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     During the 90's, a time of large acquisitions followed by intense merger integration, we were operating more or less under Scenario 1.
     Engaged in building the franchise, we were achieving earnings through merger-related cost savings, coupled with only modest revenue growth.

That era is well behind us.
     As you have heard today, each of our businesses is focusing on making the investments today that will drive increased organic revenue growth over the next several years.

     And, much of this investment is being funded with dollars freed up by productivity and efficiency initiatives across the company.

Looking at the chart, this means we'll be moving to the right, towards Scenario
3.

Based on the revenue growth we achieve, expenses will be managed to produce the earnings growth target of at least 10 percent.

         At 6 percent revenue growth, the bottom of our target range, we can grow expenses 4 percent, and still meet our earnings per share growth target.

With 9 percent revenue growth, at the top of the range, we have the flexibility to invest even more for the future.

         As Amy and Bill described, our new risk management process aims to produce more stable and predictable credit costs and higher risk-adjusted returns.

         We expect a more accurate assessment of credit risk, allowing us to price appropriately for the risk taken.

         Partly as a result, we expect a shift in the portfolio mix towards loans where growth and risk-adjusted returns are attractive - such as consumer real estate and card - and away from unprofitable lending, such as large corporate credits.

         This change in mix should lead to a higher overall loss ratio for the loan portfolio.
         But return on equity and SVA growth will be higher, as we get paid for the risks we take.
         Our credit capital will in some cases be reduced, and the returns on the credit capital deployed will be more attractive.
         Credit costs are just one factor, although an important one, as we manage overall revenue and SVA growth.

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         Yet another lever we are using is Shareholder Value Added, or SVA.
         We see SVA as a tool to help us make the disciplined decisions that will lead to higher quality earnings.

         SVA is a good tool to use when considering alliances and acquisitions, providing added discipline to ensure that the returns on these investments exceed our cost of capital.

         We are also mindful of SVA when we look at productivity initiatives and technology investments, because we want to know how much capital we will need to employ to achieve the benefits.

         One notable example of our application of SVA as a decision-making tool was our decision to exit the subprime real estate lending and auto leasing businesses, which were relatively weak contributors to SVA growth.

         Understanding that low-return relationships can destroy SVA, we have been working to get them off our books - with marked success.
         Just to reiterate, our commercial and consumer books have shrunk by $64 billion over the last 12 months.

         Finally, efficient capital utilization is another of the levers we'll be using to accelerate growth.
         With $12 billion in cash flow, Bank of America has plenty of options.

         One choice would be to invest in our businesses.
         However, thanks to the positive operating leverage we're creating and the productivity improvements we're making, we are not using significant amounts of our cash flow to grow the business.

         We can also choose to continue to fortify our balance sheet, as we have been doing for the past several years.

         Dividends, share repurchase and acquisition opportunities all represent other ways to employ capital.

         Bank of America has a long track record of paying attractive dividends.

         For the past five years, we have averaged a 14 percent annual dividend growth rate.


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         Our retail investors like this a lot, but we understand that our institutional holders are less interested in large dividend increases.

         We will continue to increase dividends, yet this option will be less heavily-weighted than in the past.

         Dividends will grow in the mid to high single-digit range, moving the current payout rate of about 45 percent down to the high 30's over time.

         In line with this thinking, our Board of Directors recently approved a 7-percent increase in the quarterly dividend per common share to $.60 or a $2.40 annual rate.
         This represents a 3.7 percent dividend yield, which we think is pretty healthy in today's market.

         Since 1997, we have returned $35 billion to shareholders through dividends and share buybacks, which have also been a significant method of returning capital to share holders.
         Using aggressive share repurchase programs, we have reduced shares outstanding by more than 148 million, or 8 percent, during that period.

         At the same time, our Tier 1 Capital ratio has increased 145 basis points, to 7.95 percent, a level we think is appropriate during the present economic uncertainty.

         The point here is that cash flow has been steady, total equity has continued to rise, risk-weighted assets have gone down, and equity has been returned to shareholders.

         We like our business mix and we believe we have the best franchise in the business.
         Nonetheless, if the right acquisition opportunity were to present itself, we would move quickly to take advantage.

         The "right" opportunity would be accretive in a short period of time while generating positive net SVA and enhancing corporate return on equity.

         We are prepared to respond to opportunities that make sound strategic and financial sense.

         And we believe opportunities will develop in strategic areas such as asset management, corporate and investment banking distribution, and expanded product offerings.
         In addition, we would consider enhancing our geographic presence on a targeted basis.

         All these levers, taken together, will create our enhanced financial performance over time.

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         While our goal today is to educate investors on our strategic initiatives, we know you are also interested in our more immediate prospects.

         Let me begin with the fourth-quarter, where we have a pretty good handle on business trends.
         We expect another quarter of solid revenue and earnings, similar to the first three quarters of the year.
         As a result, we are comfortable with the consensus estimate of $1.25 per share.

         That would result in a 4 percent increase in operating earnings per share for the full year -- excluding, of course, the charges incurred in the third quarter for business exits.

         Specifically, net interest income should increase moderately as our margin continues to expand.
         Growth in key fee-based businesses, such as investment banking and service charges, should help to offset continued weakness in equity investments and asset management.
         Expenses should rise-as they always do in the fourth quarter - and credit costs will remain high.

         In the fourth quarter it is likely we will receive a tax benefit from the restructuring and sale of problem credits.
         We also anticipate taking one-time credit and non-credit charges.
         The net impact of the tax benefit and the various charges is not expected to be material.
         However, I don't wish to quantify either at this time, since the pieces are still moving around.

***

         As we began creating our three-year and one-year financial plans this fall, the level of near-term economic uncertainty was at an all-time high.
         One thing that is clear as of this week: we are in a recession.

         As a result, we expect revenue and earnings growth in 2002 to come in somewhat below our long-terms goals.
         On the other hand, results in 2003 and 2004 will likely show a significant rebound, before we settle into a more sustainable growth rate.

***

         In the face of this economic scenario, we believe our business mix and focus on execution will distinguish us in 2002, as they have this year.

         We are still completing our 2002 financial plan, and will submit it to the Board of Directors in early December.

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         We will provide them with a range of expected performance under alternative economic scenarios, and the outcome will depend on how the economy actually plays out.

         Under all scenarios, our outlook for revenue growth is subdued.

         Let me share with you what our business leaders are telling us.
         They are projecting low to mid-single-digit growth, below our long-term target.

         Net interest income should rise only slightly. Core growth will be offset by the loss of revenues as we reduce earning assets, primarily subprime real estate loans.

         Fee income should see the same solid growth trends in our traditional businesses as in 2001.

         The weak economy will take its toll on credit quality.

         Nonperforming assets are expected to rise for at least the first half of the year.

         As you know, loan losses tend to lag any economic recovery.

         Our thinking is that commercial losses will remain at high levels throughout the year.
         Consumer losses will increase, driven almost entirely by higher credit card losses, as Pat Phillips outlined.

         Given this outlook, expense control becomes even more critical in delivering bottom-line earnings growth.

         The mandate to our business leaders is to focus on achieving productivity improvements, freeing up significant dollars that will be reinvested in growth initiatives.

         As a result, expenses should remain relatively flat, year over year. However, we will respond to credit and revenue fluctuations as we did this year, with flexibility.

         Our planning calls for continued investment in our company through share repurchases, as our cash flow should come in well above our growth needs.

         We have a high degree of confidence in our business leaders and in their plans.

         But as the events of this fall have made all too clear, the best laid plans can be disrupted.

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         Therefore we have incorporated some variances in the company plan in order to be conservative.

         We believe this is a prudent step that can help ensure we live up to the guidance we give our board - and investors - regardless of external events.

***

         Putting all this together, we believe that we can deliver earnings per share next year in the area of the current consensus of $5.62 under new GAAP accounting.
         As you know, this accounting change will add an estimated 37 cents to earnings next year.

         We believe that when we achieve this earnings performance, our company will again stand out from our competitors, as we again deliver attractive results in difficult times.

         I shall give more detailed guidance in January, as always.

         To return to the long-term horizon, I'd like to characterize the kind of long-term performance goals we are setting for ourselves - not for next year, but for the Bank of America we are working to create.

         As you can see, solid and sustained revenue growth is the foundation on which we are building.
         We will contain expenses, using productivity gains to fund our growth in key areas -
         always striving for the optimum balance of growth with profitability.

         To reiterate, these are the long-term financial goals our business leaders told you today that they are targeting.

         Their strategies entail different financial formulas but they all point to the same objective: strong earnings and SVA growth with lower volatility.

         Consumer and Commercial Banking will continue to be a slightly slower, but steady generator of revenue and earnings growth with very attractive returns.

Our other businesses -
         GCIB, Asset Management and Equity Investments - are expected to grow even faster.

         When you add it up, our corporate target is to provide annual earnings per share growth in excess of 10 percent.

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         Here are the financial ingredients that we will use to get there. We will grow revenue by 6 to 9 percent, creating positive operating leverage.

         At the same time, we will be managing our capital aggressively through many of the measures discussed today.

         We will push to reach our 20% plus ROE goal, and the goal Ken Lewis has stated of significant double-digit annual SVA growth.

         We believe our financial goals are attainable.

         If nothing else today, I hope you get the message that our entire management team is on a mission to unlock for shareholders the true value of this unique franchise.

         Let me finish by stepping back and sketching a picture of the Bank of America that Ken and all of us on the management team are bringing to life.

To start with, we have a premium franchise, unparalleled in the business.
         The diversity of our customer base, product mix and revenue streams makes us strong.
         We generate a high level of earnings - approximately $8 billion last year - and we have rich resources at our disposal, as we contemplate the current period of economic uncertainty.
         We have made risk management a priority, and strengthened our risk organization and processes.

         Another key: we have a truly extraordinary team of world-class people to make it all happen.

         Most importantly, we have taken steps to achieve enhanced earnings growth, more consistently.

         Our vision is clear, and we have the resources we need to make it a reality.

         Ken started today by saying that strategy would not differentiate us. Execution will.
         That's what we are about.
         That's what will produce the consistent earnings growth that will obtain for Bank of America shareholders premium returns.

         Thank you for your attention, I will be glad to take your questions.